CENTRAL TRACTOR FARM & COUNTRY, INC.
Schedule Regarding Computations of Ratio of Earnings to Fixed Charges (In thousands except ratios)

  Exhibit 11
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                                             -------------------------------------------------------------------------------------
                                                     SUCCESSOR            |           PREDECESSOR              PREDECESSOR
                                             -------------------------    |      ----------------------    ---------------------
                                                                          |                                   Three months
                                                                          |                                       ended
                                                 March 27, 1997 to        |          Feb 2, 1997 to             April 27,
                                                    May 3, 1997           |          March 26,1997                1996
                                             -------------------------    |      ----------------------    ---------------------
                                                                          |
                                                                          |
Fixed Charges:                                                            |
  Interest expense                                   $ 1,477              |              $ 1,711                     $   484
  Portion of rent expense                                                 |
    representing interest                                180              |                  321                         461
                                                     -------              |              -------                     -------
                                                       1,657              |                2,032                         945
                                                     =======              |              =======                     =======
Earnings                                                                  |
  Income (loss) before                                                    |
    income taxes                                       1,355              |               (2,942)                      2,884
  Fixed charges per above                              1,657              |                2,032                         945
                                                     -------              |              -------                     -------
                                                     $ 3,012              |              $  (910)                    $ 3,829
                                                     =======              |              =======                     =======
Ratio (deficiency) of earnings to fixed                                   |
charges                                                1.8 x              |              (0.4) x                       4.1 x
                                                     =======              |              =======                     =======
                                                                          |
                                             -------------------------------------------------------------------------------------
                                                     SUCCESSOR            |           PREDECESSOR                PREDECESSOR
                                             -------------------------    |      ----------------------    ----------------------
                                                                          |                                    Six months ended
                                                 March 27, 1997 to        |         Nov 3, 1997 to               April 27,
                                                    May 3, 1997           |         March 26,1997                  1996
                                             -------------------------    |     ----------------------     ----------------------
                                                                          |
Fixed Charges:                                                            |
  Interest expense                                   $ 1,477              |              $ 3,188                     $   844
  Portion of rent expense                                                 |
    representing interest                                180              |                  842                         906
                                                     -------              |              -------                     -------
                                                       1,657              |                4,030                       1,750
                                                     =======              |              =======                     =======
Earnings                                                                  |
  Income (loss) before                                                    |
    income taxes                                       1,355              |               (1,881)                      5,104
                                                                          |
  Fixed charges per above                              1,657              |                4,030                       1,750
                                                     -------              |              -------                     -------
                                                     $ 3,012              |              $ 2,149                     $ 6,854
                                                     =======              |              =======                     =======
                                                                          |
Ratio (deficiency) of earnings to fixed charges       1.8 x               |                0.5 x                       3.9 x
                                                     =======              |              =======                     =======

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